Exhibit 21

                      SUBSIDIARIES OF RIVER VALLEY BANCORP


Subsidiaries  of River Valley  Bancorp:


                   Name                            Jurisdiction of Incorporation
       ----------------------------------          -----------------------------

         River Valley Financial Bank                          Federal

       Madison First Service Corporation                      Indiana